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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 12, 2000

                                 EARTHLINK, INC.
               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                   001-15605                  58-2511877
(State of Incorporation)     (Commission File Number)      (IRS Employer
                                                        Identification Number)

                      1430 WEST PEACHTREE STREET, SUITE 400
                             ATLANTA, GEORGIA 30309
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  404-815-0770


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF ONEMAIN.COM, INC.

         On September 12, 2000, EarthLink, Inc. ("EarthLink") completed its acquisition of OneMain.com, Inc. ("OneMain") through a merger of OneMain into OM Combination, Inc., the wholly-owned subsidiary of EarthLink formed to complete the acquisition. The announcement of the pending acquisition was previously reported by EarthLink in a Form 8-K Current Report filed on June 21, 2000. OneMain is an Internet service provider based in Reston, Virginia.

         The aggregate purchase price for OneMain was approximately $262 million, or $10.06 per share for each of OneMain's 26,048,003 common shares outstanding. The aggregate purchase price consisted of $155,350,289.89 in cash and $200,000.00 in estimated cash payments in lieu of fractional shares, and 9,278,298 shares of EarthLink Common Stock valued at $106,700,427.00 at a closing price of $11.50 on September 11, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EARTHLINK, INC.

Date:  September 19, 2000                     By:

                                              /s/ Samuel R. DeSimone, Jr.

                                              --------------------------------
                                              Samuel R. DeSimone, Jr.
                                              Executive Vice President and
                                              General Counsel